Integra LifeSciences Announces Preliminary Fourth Quarter and Full-Year 2020 Revenue Results; Will Host Fourth Quarter Financial Results Conference Call on February 18, 2021

PRINCETON, New Jersey, January 14, 2021 -- Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, announced today certain unaudited preliminary fourth quarter and full-year 2020 revenue results.

Preliminary Fourth Quarter and Full-Year 2020 Revenue Results

Fourth quarter 2020 revenue is expected to be in a range of $387 to $389 million, representing a decrease of 2.1% to 1.6% on a reported basis and a decrease of 1.9% to 1.4% on an organic basis compared to the prior year.

Based on these results, revenue will be above the midpoint of the fourth quarter outlook range the Company provided in October and represents a sequential revenue improvement from the third quarter.

As a result of its fourth quarter preliminary results, the Company expects full-year 2020 reported revenue to be in a range of $1,370 million to $1,372 million, representing a decrease of 9.7% to 9.6% on a reported basis and a decrease of 8.8% to 8.7% on an organic basis.

The preliminary results set forth above are unaudited and remain subject to completion of the Company’s financial closing procedures.

“We are pleased with our execution and performance during the fourth quarter, despite the challenges brought on by the pandemic,” said Peter Arduini, Integra’s president and chief executive officer. “For 2021, we believe the continued recovery of our business, combined with the changes to our portfolio resulting from the divestiture of Extremity Orthopedics and the acquisition of ACell, position the company for growth.”

As a reminder, on January 4, 2021, the Company completed the divestiture of its Extremity Orthopedics business. Also, on December 16, 2020, the Company announced it had entered into a definitive agreement to acquire ACell, Inc. (“ACell”). The Company continues to expect this transaction to close in the first quarter of 2021, subject to the satisfaction of customary conditions, including regulatory approvals.

The Company is scheduled to present at the 39th Annual J.P. Morgan Healthcare Conference on Thursday, January 14, 2021 at 8:20am ET. A live audio webcast of the presentation will be available on the Investor section of the company’s website at www.integralife.com

Fourth Quarter and Full-Year 2020 Financial Results Conference Call

The Company will release fourth quarter and full-year 2020 financial results on Thursday, February 18, 2021 before the market opens. In conjunction with the earnings release, Integra’s management team will host a conference call at 8:30 a.m. ET.

As part of this call the Company will provide an update on first quarter and full-year 2021 expectations.

The live call is accessible by dialing (888) 394-8218 and using the passcode 5905980. A simultaneous webcast of the call will be available via the Company’s website at www.integralife.com.

A webcast replay of the call can be accessed through the Investor Relations homepage of Integra's website at www.integralife.com. A replay of the call will be available until February 28, 2021 by dialing (888) 203-1112 and using the passcode 5905980.

About Integra LifeSciences
Integra LifeSciences is a global leader in regenerative tissue technologies and neurosurgical solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, Cerebroflo®, Certas®Plus, Codman®, CUSA®, DuraGen®, DuraSeal®, ICP Express®, Integra®, MediHoney®, MicroFrance®, PriMatrix®, SurgiMend®, TCC-EZ® and VersaTru™. For the latest news and information about Integra and its products, please visit www.integralife.com.

This news release contains forward-looking statements, including statements regarding the Company’s unaudited, preliminary fourth quarter and full-year 2020 financial results and statements about our current and future performance within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, and reflect the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, those that include words such as “estimate,” “will,” “plan,” “should,” “expect,” “continue,” and “forecast” and include, for example, statements related to the impact of COVID-19 on the Company; the potential acquisition of ACell; the Company’s liquidity and financial position; future financial results; and similar statements. Forward-looking statements also include, but are not limited to, statements concerning future financial performance, including projections for revenues. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to, risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2019 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

The Company believes that the presentation of organic revenues and the other non-GAAP measures, provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this news release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

Investor Relations Contacts:
Michael Beaulieu
Director, Investor Relations
(609) 529-4812
michael.beaulieu@integralife.com

Media Contact:
Laurene Isip
Senior Director, Global Corporate Communications
(609) 750-7984
laurene.isip@integralife.com